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                                                                     Exhibit 5.2


                 [Letterhead of Simpson Thacher & Bartlett LLP]


                                     May 25, 2004


PPL Capital Funding, Inc.
Two North Ninth Street
Allentown, Pennsylvania  18101-1179

Ladies and Gentlemen:

         We have acted as counsel to PPL Capital Funding, Inc., a Delaware corporation (the "Company"), and to PPL Corporation, a Pennsylvania corporation (the "Guarantor") in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company and the Guarantor with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the issuance by the Company of $201,000,000 aggregate principal amount of 4.33% Notes Exchange Series A due 2009 (the "Exchange Securities") and the issuance by the Guarantor of a guarantee (the "Guarantee") with respect to the Exchange Securities. The Exchange Securities and the Guarantee will be issued under an indenture dated as of February 26, 2004 (the "Indenture") among the Company, the Guarantor and JPMorgan Chase Bank, as trustee (the "Trustee"). The Exchange Securities will be offered by the Company in exchange for $201,000,000 aggregate principal amount of its outstanding 4.33% Notes Series A due 2009.

         We have examined the Registration Statement and the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantor.

         In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We also have assumed that the Indenture is the valid and legally binding obligation of the Trustee.

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PPL CAPITAL FUNDING, INC.           -2-                            MAY 25, 2004


         Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

                  1. When the Exchange Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange, the Exchange Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

                  2. When (a) the Exchange Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange and (b) the Guarantee has been duly issued, the Guarantee will constitute valid and legally binding obligations of the Guarantor enforceable against the Guarantor in accordance with their terms.

         Our opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

         Insofar as the opinions expressed herein relate to or are dependent upon matters governed by the law of the Commonwealth of Pennsylvania, we have relied upon the opinion of Thomas D. Salus, Esq., Senior Counsel of PPL Services Corporation, a wholly owned subsidiary of the Guarantor and an affiliate of the Company, dated the date hereof.

         We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and, to the extent set forth herein, the law of the Commonwealth of Pennsylvania.

         We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

                                 Very truly yours,

                                   /s/ Simpson Thacher & Bartlett LLP
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                                 SIMPSON THACHER & BARTLETT LLP